Exhibit 4.1
EXECUTION VERSION

PUT OPTION AGREEMENT

dated as of March 17, 2015

among

VOYA FINANCIAL, INC., VOYA HOLDINGS INC.,
PEACHTREE CORNERS FUNDING TRUST,

U.S. BANK NATIONAL ASSOCIATION,
as Put Option Calculation Agent, and
U.S. BANK NATIONAL ASSOCIATION,
as Notes Trustee

Exhibit 4.1
TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS; INTERPRETATIONS    1
Section 1.1.    Definitions.    1
Section 1.2.    Interpretations.    5
ARTICLE II PUT OPTION; ONE-TIME UNWIND; TERM    5
Section 2.1.    Grant of Put Option.    5
Section 2.2.    One-Time Unwind.    6
Section 2.3.    Termination of Put Option Agreement.    7
Section 2.4.    Consolidated Net Worth.    7
Section 2.5.    Exercisability of the Put Option.    7
ARTICLE III EXERCISE OF THE PUT OPTION    8
Section 3.1.    Exercise of the Put Option by Voya    8
Section 3.2.    Automatic Exercise of the Put Option.    8
Section 3.3.    Settlement and Delivery    9
ARTICLE IV PUT OPTION PREMIUM AND PURCHASE OF ELIGIBLE ASSETS    9
Section 4.1.    Put Option Premium.    9
Section 4.2.    Special Put Option Premium.    9
Section 4.3.    Calculation of Put Option Premium.    10
Section 4.4.    Purchase of Defaulted Eligible Assets.    10
ARTICLE V OBLIGATIONS ABSOLUTE    10
Section 5.1.    Obligations Absolute    10
Section 5.2.    No Waiver    11
ARTICLE VI REPRESENTATIONS AND WARRANTIES    11
Section 6.1.    Representations of the Trust.    11
Section 6.2.    Representations of Voya and Holdings.    12
ARTICLE VII GUARANTEE    13
Section 7.1.    Holdings Guarantee    13
Section 7.2.    Successors and Assigns    14
Section 7.3.    No Waiver    15
Section 7.4.    Modification.    15
Section 7.5.    Limitation on Liability    15
ARTICLE VIII MISCELLANEOUS    15
Section 8.1.    Inconsistency    15
Section 8.2.    Binding Effect.    15
Section 8.3.    Amendments.    15
Section 8.4.    Assignment.    16
Section 8.5.    Notices.    16
Section 8.6.    Governing Law.    18
Section 8.7.    Jurisdiction.    18
Section 8.8.    Counterparts.    19
Section 8.9.    Severability    19
Section 8.10. Limitation of Liability    19
Section 8.11. The Notes Trustee    20

Exhibit 4.1

ANNEX A —    Form of Put Notice
ANNEX B —    Form of Waiver of One-Time unwind
ANNEX C —    Form of Notice of One-Time Unwind ANNEX D —    Form of Automatic Exercise Notice

Exhibit 4.1

PUT OPTION AGREEMENT, dated as of March 17, 2015 (this “Agreement”), among VOYA FINANCIAL, INC., a Delaware corporation (“Voya”), VOYA HOLDINGS INC., a Connecticut corporation (“Holdings”), PEACHTREE CORNERS FUNDING TRUST, a Delaware statutory trust (the “Trust”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as calculation agent (the “Put Option Calculation Agent”), and U.S. BANK NATIONAL ASSOCIATION, as Notes Trustee (as defined below).

WHEREAS, Voya wishes to have the option to issue its 3.976% Senior Notes due 2025, fully, irrevocably and unconditionally guaranteed by Holdings (the “Notes”), to the Trust from time to time, under the Indenture, dated as of July 13, 2012 (the “Base Indenture”), among Voya, Holdings and U.S. Bank National Association, as trustee (the “Notes Trustee”) as supplemented by the Fourth Supplemental Indenture thereto, dated as of the date hereof (the “Supplemental Indenture” and the Base Indenture as supplemented by the Supplemental Indenture, the “Notes Indenture”);

WHEREAS, the Trust is willing to act as an unconditional source of liquid assets for Voya on the terms and conditions set forth herein;

WHEREAS, Voya and the Trust desire to enter into a binding agreement pursuant to which Voya will have the right at its option, and in certain circumstances the obligation, to sell the Notes, when and if issued, in a maximum aggregate principal amount not to exceed
$500,000,000 to the Trust, and the Trust will have an obligation to purchase such Notes, if and when issued, upon the voluntary, mandatory or automatic exercise of such option, and upon satisfaction of the other terms and conditions specified herein; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, Voya is ordering the Notes Trustee to authenticate and deliver Notes to the Trustee from time to time upon the exercise of the option granted by and in accordance with the terms of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Exhibit 4.1

ARTICLE I Definitions; Interpretations

Section 1.1.    Definitions.

(1)Unless the context otherwise requires, in this Agreement:

“Accounting Change” means any change occurring after the date hereof, in the case of any insurance subsidiary of Voya, in accounting practices prescribed or permitted by applicable insurance regulatory authorities or, in the case of Voya and any non-insurance subsidiary of Voya, in GAAP.

“Applicable Percentage” means, with respect to any exercise of the Put Option, a percentage equal to the Designated Amount with respect to such exercise divided by theUnexercised Portion at the time of such exercise, and shall be deemed to equal 100% in the case of any Automatic Exercise.

“Automatic Exercise” means the automatic exercise of the Put Option upon the occurrence of an Automatic Exercise Event.

“Automatic Exercise Event” means:

a.Voya or Holdings fails to pay any Put Option Premium when due or any amount due and owing under the Trust Expense Reimbursement Agreement on any Distribution Date or fails on any Distribution Date to purchase any Defaulted Eligible Assets at their face amount and such failure is not cured (including payment in full of the Special Put Option Premium due as a result of such failure) within 30 days of such Distribution Date; or
b.a Bankruptcy Event in respect of Voya or Holdings has occurred. “Bankruptcy Event” in respect of a Person means that such Person (A)(i) institutes or has instituted against it, by a regulator, supervisor or any similar official with insolvency, rehabilitative or regulatory jurisdiction over it, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or
(24)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
(25)in the case of an insolvency proceeding, is not dismissed, discharged, stayed or restrained, in each case, within 30 days of the institution or presentation thereof; (B) has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); or (C) causes or is subject to any event with respect to it which, under applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (A) or (B).

“Consolidated Net Worth” means the consolidated stockholders’ equity of Voya determined in accordance with GAAP but excluding (i) accumulated other comprehensive income (or loss) and (ii) equity of non-controlling interests attributable thereto.

Exhibit 4.1
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Mandatory Exercise” means the exercise of the Put Option by Voya pursuant to clause (i) of the second sentence of Section 2.1.
“Minimum Threshold” means $3 billion, subject to adjustment as set forth in Section 2.4.

“Notes Purchase Price” means the Applicable Percentage of each series of securities constituting Eligible Assets held by the Trust on the Settlement Date with respect to an exercise of the Put Option (excluding any Eligible Assets that are scheduled to mature on such date).

“Notional Amount” means, at any time, $500,000,000, minus the aggregate principal amount of Notes then outstanding and held by the Trust.

“Put Notice” means a written notice substantially in the form attached as Annex A.

“Reorganization” means any consolidation, merger or sale of all or substantially all assets of Voya or any similar transaction, or acquisition or disposition of any subsidiary of Voya (whether a direct or indirect subsidiary).
“Securities Act” means the United States Securities Act of 1933. “Settlement Date” means the date on which the relevant exercise of the Put
Option is settled.

“Special Put Option Premium” means, with respect to any Overdue Amount, a premium equal to the excess, if any, of (i) the amount due and payable on the Eligible Assets or under this Agreement as of the applicable Distribution Date, plus interest thereon at a rate of 3.976% per annum, from and including the Business Day immediately following the applicable Distribution Date to but excluding the relevant Special Put Option Premium Payment Date, calculated on a 30/360 Basis, over (ii) the amounts otherwise actually received by the Trust in respect of such Eligible Assets (including the purchase price of any Defaulted Eligible Assets) or in respect of such Overdue Amounts (including overdue interest on Defaulted Eligible Assets), except that the “Special Put Option Premium” with respect to any Overdue Amount paid after the Trust Dissolution Date shall be equal to the amount equal to interest at a rate of 3.976% per annum, from and including the Trust Dissolution Date to but excluding the relevant Special Put Option Premium Payment Date, calculated on a 30/360 Basis on a notional amount equal to the excess of (i) the amount due and payable on the Eligible Assets or under this Agreement as of the applicable Trust Dissolution Date over (ii) the amounts otherwise actually received by the Trust in respect of such Eligible Assets (including the purchase price of any Defaulted Eligible Assets) or in respect of such Overdue Amounts (including overdue interest on Defaulted Eligible Assets).

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“Trust Declaration” means the Amended and Restated Declaration of Trust, dated as of March 17, 2015, among Voya, as depositor, U.S. Bank National Association, a national banking association, as trustee, and U.S. Bank Trust National Association, a

Exhibit 4.1

national banking association with its principal place of business in the State of Delaware, as Delaware trustee, and Voya, solely for the purposes of Section 10.4(c) thereof.

“Trust Expense Reimbursement Agreement” means the Trust Expense Reimbursement Agreement, dated as of March 17, 2015, among Voya, Holdings and the Trust.

“Unexercised Portion” means, at any time, $500,000,000, minus the aggregate Designated Amount of Notes subject to all Put Notices that have been delivered at or prior to such time and not repurchased by Voya pursuant to Section 2.2.

(26)As used herein, each of the following terms shall have the meaning set forth in the Section of this Agreement or in the other document set forth opposite such term in the table below, unless otherwise required:

30/360 Basis    Trust Declaration
Agreement    Preamble to this Agreement
Automatic Exercise Notice    Section 3.2
Business Day    Trust Declaration
Defaulted Eligible Assets    Trust Declaration
Delaware Trustee    Trust Declaration
Designated Amount    Section 3.1
Distribution Date    Trust Declaration
Distribution Period    Trust Declaration
Eligible Assets    Trust Declaration
Enforceability Exceptions    Section 6.2
Event of Default    Notes Indenture
Guaranteed Obligations    Section 7.1
Holders    Trust Declaration
Holdings    Preamble to this Agreement
Investment Company Act Event    Trust Declaration
Majority of Holders    Trust Declaration
Notes    Recitals to this Agreement
Notes Indenture    Recitals to this Agreement
Notes Trustee    Recitals to this Agreement
Offering Memorandum    Trust Declaration
One-Time Unwind    Section 2.2(a)
One-Time Unwind Settlement Date    Section 2.2(d)
Overdue Amount    Section 4.2
Person    Trust Declaration
Proceedings    Section 8.7
Put Option    Section 2.1
Put Option Calculation Agent    Preamble to this Agreement
Put Option Premium    Section 4.1
Special Put Option Premium Payment Date    Section 4.2
Subsidiary Guarantor    Notes Indenture
Tax Event    Trust Declaration

Exhibit 4.1

Trust    Preamble to this Agreement
Trust Dissolution Date    Trust Declaration
Trustee    Trust Declaration
Transaction Agreements    Trust Declaration
Trust Securities    Trust Declaration
Voya    Preamble to this Agreement

Section 1.2.    Interpretations.

Unless the context otherwise requires, in this Agreement:

(1)any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or such other agreement or document, as applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;

(2)any reference to a statute or regulation shall be construed as a reference to such statute or regulation as amended from time to time;

(3)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Annexes” refer to Articles or Sections of, or Annexes to, this Agreement except as otherwise expressly provided;

(4)the word “including” shall be deemed to be followed by the words “without limitation”;

(5)any definition shall be equally applicable to both the singular and plural forms of the defined term;

(6)headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof;

(7)any reference to time is to New York City time; and

(8)whenever in this Agreement any Person is named or referred to, the successors and assigns of such Persons shall be deemed to be included.

Exhibit 4.1
ARTICLE II Put Option; One-Time Unwind; Term

Section 2.1.    Grant of Put Option.

The Trust hereby grants to Voya the right to require the Trust to purchase, on one or more occasions, Notes in an aggregate principal amount of up to $500,000,000 on the terms specified in this Agreement (the “Put Option”). The exercise of the Put Option shall be in the sole discretion of Voya, provided that (i) Voya shall be required to exercise the Put Option in full at time if (A) it reasonably believes that its Consolidated Net Worth has fallen below the Minimum Threshold, (B) an Event of Default under, and as defined in, the Notes Indenture has occurred at any time that the Trust holds less than $500,000,000 principal amount of Notes or
(C) (1) Voya determines that an Investment Company Act Event is reasonably likely to occur or has occurred and (2) (x) within five Business Days of such determination the Transaction Agreements have not been amended to prevent or cease such event or (y) Voya has reasonably determined that no such amendment is possible, and (ii) the exercise of the Put Option shall occur automatically upon the occurrence of an Automatic Exercise Event. The Trust agrees that it shall purchase Notes from Voya at the Notes Purchase Price upon each exercise of the Put Option, in whole or in part, as provided in Article III, in accordance with any applicable Put Notice or upon an Automatic Exercise and subject to the terms and conditions provided herein.

Section 2.2.    One-Time Unwind.

(1)Voya shall have the right (the “One-Time Unwind”) to repurchase all but not less than all Notes then outstanding and held by the Trust, in exchange for Eligible Assets that in the aggregate entitle the Trust to receive payments of principal and interest on each subsequent Distribution Date that are in the same amounts as the Trust would have received on the Eligible Assets it would have held on such date had the Put Option never been exercised.

(2)Voya’s right to exercise the One-Time Unwind shall terminate (i) upon an Automatic Exercise or a Mandatory Exercise, or (ii) at such time as Voya delivers a notice substantially in a form attached as Annex B to the Trustee and the Notes Trustee irrevocably waiving its right to exercise the One-Time Unwind, or (iii) at such time as the One-Time Unwind is exercised and settled.

(3)Following the exercise of the One-Time Unwind, the Put Option (but not the One-Time Unwind) shall be reinstated and shall again be exercisable on the terms set forth in this Agreement.

(4)Voya may exercise the One-Time Unwind by delivering to the Trustee and the Notes Trustee a notice substantially in the form of Annex C, which notice shall specify a settlement date (the “One-Time Unwind Settlement Date”), which shall be a Business Day that is prior to the Trust Dissolution Date and at least five Business Days after Voya delivers such notice. On the One-Time Unwind Settlement Date, Voya shall deliver the Eligible Assets required pursuant to Section 2.2(a) to the Trust, against delivery of all outstanding Notes by the Trust to Voya or its nominee. Each of Voya and the Trust hereby covenants and agrees that its delivery of the Eligible Assets or the Notes, respectively, pursuant to this Section 2.2 shall be made free and clear of any adverse claims, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Eligible Assets or the Notes to the Trust or Voya (or its nominee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Eligible Assets or the Notes, as the case may be.

Exhibit 4.1

Section 2.3.    Termination of Put Option Agreement.

The Put Option and this Agreement shall terminate on the Trust Dissolution Date except with respect to obligations that have accrued hereunder prior to such date.

Section 2.4.    Consolidated Net Worth.

(1)Consolidated Net Worth. Within 90 days after the end of each fiscal year and within 55 days after the end of each of the first three fiscal quarters of Voya, Voya shall notify the Trustee of its Consolidated Net Worth as of the last day of the immediately preceding fiscal year or quarter, as the case may be. Such notice shall briefly describe any Reorganization or Accounting Change resulting in a change in the Minimum Threshold since the date of this Agreement or the most recent such notice and specify (i) the adjustment to the Minimum Threshold caused by such Reorganization or Accounting Change, including the calculation of such adjustment, and (ii) the effective date of such adjustment, which shall be no later than three Business Days after delivery of such notice.

(2)Reorganizations. In the event of a Reorganization of Voya that would result in a change in its Consolidated Net Worth, after giving effect to such Reorganization, of 15% or more of its Consolidated Net Worth immediately prior to such Reorganization, the Minimum Threshold shall be adjusted by multiplying the Minimum Threshold applicable immediately prior to such Reorganization by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to such Reorganization, and the denominator of which is the Consolidated Net Worth immediately prior to the Reorganization.

(3)Change of Accounting Policies. If at any time an Accounting Change would affect the computation of Consolidated Net Worth resulting in a change in the Consolidated Net Worth, after giving effect to such Accounting Change, of 15% or more of the Consolidated Net Worth immediately prior to such Accounting Change, the Minimum Threshold shall be adjusted by multiplying the Minimum Threshold applicable immediately prior to the Accounting Change by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to the Accounting Change, and the denominator of which is the Consolidated Net Worth immediately prior to the Accounting Change.

(4)Calculation of the Consolidated Net Worth. For purposes of this Section 2.4, the Consolidated Net Worth immediately prior to a Reorganization or an Accounting Change shall be calculated based on the most recent annual or quarterly consolidated financial statements of Voya that are available at the time of determination of such Consolidated Net Worth.

Section 2.5.    Exercisability of the Put Option.

The Put Option shall be exercisable in accordance with Section 2.1 notwithstanding any failure to pay any amount due under this Agreement, and no such failure shall constitute a breach of or a default under this Agreement unless, by the end of the 30th day following the applicable Distribution Date on which amounts are due from Voya and Holdings to the Trust, such failure has not been remedied (whether (A) by Voya or Holdings paying the unpaid amount to the Trust or (B) by Voya delivering a Put Notice with respect to the entire Unexercised Portion, for settlement prior to such 30th day, and such amounts being set-off against the Notes Purchase Price in respect thereof).

Exhibit 4.1
ARTICLE III Exercise of the Put Option

Section 3.1.    Exercise of the Put Option by Voya.

The Put Option shall be exercisable upon delivery by Voya of a Put Notice to the Trustee and the Notes Trustee, with a copy to Holdings, substantially in the form attached as Annex A. The Put Notice shall specify (i) whether such exercise is a Mandatory Exercise, (ii) the Settlement Date, which shall be a Business Day that is prior to the Trust Dissolution Date and at least two Business Days after the date such notice is received by the Trustee and the Notes Trustee; provided that in the case of a Mandatory Exercise, the Settlement Date shall be the second Business Day after the date of receipt, and (iii) the principal amount of Notes with respect to which Voya is exercising the Put Option (the “Designated Amount”), which shall be an integral multiple of $100,000,000, or in the case of a Mandatory Exercise, the entire Unexercised Portion. On the Settlement Date, the Notes Trustee shall authenticate and deliver the Designated Amount of the Notes to or upon the order of the Trustee against delivery of the Notes Purchase Price by the Trust to Voya.

Section 3.2.    Automatic Exercise of the Put Option.

(1)The Trustee shall deliver a notice substantially in the form attached as Annex D (such notice, an “Automatic Exercise Notice”) to the Notes Trustee and Voya, with a copy to Holdings, within two Business Days after becoming aware of any Automatic Exercise Event set forth in clause (i) of the definition thereof, and the Settlement Date of such Automatic Exercise shall be the second Business Day after the date such notice is received by the Notes Trustee, provided that if the Notes Trustee receives notice that a Bankruptcy Event with respect to Voya or Holdings has occurred before such Settlement Date, the Settlement Date shall be determined pursuant to Section 3.2(b).

(2)Voya shall deliver an Automatic Exercise Notice to the Trustee and the Notes Trustee, with a copy to Holdings, promptly upon becoming aware of any Bankruptcy Event with respect to Voya or Holdings and provide the Notes Trustee and the Trustee with either an order of the court, supervisor or other regulator administering its bankruptcy, receivership, liquidation or similar proceeding authorizing the issuance and sale of the Notes to the Trust or an opinion of counsel that the Notes may be issued and sold to the Trust without obtaining any such order. The Settlement Date of such Automatic Exercise shall be the second Business Day after such order or opinion of counsel is received by the Trustee and the Notes Trustee or, if later, the date required by such order.

(3)On the Settlement Date of an Automatic Exercise, the Notes Trustee shall authenticate and deliver the Unexercised Portion of the Notes (as set forth in the Automatic Exercise Notice) to or upon the order of the Trustee against delivery of the Notes Purchase Price by the Trust to Voya.

Exhibit 4.1

Section 3.3.    Settlement and Delivery.

(1)Delivery of the Notes and the Notes Purchase Price shall take place prior to
3:00 p.m. on the applicable Settlement Date. Unless otherwise changed by a prior written notice to the Trustee by Voya (including, without limitation, a Put Notice), on the applicable Settlement Date, subject to the receipt of the Notes, the Notes Purchase Price shall be delivered to Voya according to the delivery instructions provided by Voya. For the avoidance of doubt, any delay in delivery of the Notes or the Notes Purchase Price shall not extinguish the rights of Voya or the Trust to receive the Notes Purchase Price or the Notes, as the case may be, following the exercise of the Put Option.

(2)Payment of the Notes Purchase Price shall be subject to set-off against any amounts due and unpaid by Voya or Holdings to the Trust on the applicable Settlement Date pursuant to this Agreement, the Trust Declaration or the Trust Expense Reimbursement Agreement and such set-off shall be deemed to satisfy the Trust’s obligation to pay the Notes Purchase Price with respect to such set-off amounts. Except as set forth in the immediately preceding sentence, payment of the Notes Purchase Price by the Trust shall be made as provided in this Article III without setoff, claim, recoupment, deduction or counterclaim.

(3)Each of Voya and the Trust hereby covenants and agrees that its delivery of the Notes or the Notes Purchase Price, respectively, pursuant to this Article III shall be made free and clear of any adverse claims, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Notes or the Notes Purchase Price to the Trust or Voya (or its nominee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Notes or the Notes Purchase Price, as the case may be. Regardless of when they are issued, and whether they are issued pursuant to one exercise or several exercises, all Notes issued shall consist of a single series of securities under the Base Indenture.

Exhibit 4.1

ARTICLE IV Put Option Premium and Purchase of Eligible Assets

Section 4.1.    Put Option Premium.

In consideration of the Trust’s agreement to purchase the Notes upon the exercise of the Put Option in accordance with the terms of this Agreement, Voya shall pay to the Trust, in U.S. dollars payable in arrears by 2:00 p.m. on each Distribution Date in respect of the Distribution Period ending on such Distribution Date, a premium (the “Put Option Premium”) in an amount equal to 1.875% per annum applied to the Notional Amount as of the close of business on the Business Day immediately preceding such Distribution Date, as applicable, calculated on a 30/360 Basis.

Section 4.2.    Special Put Option Premium.

In the event (x) the Trustee has not received all payments due on any Distribution Date with respect to the Eligible Assets and neither Voya nor Holdings has purchased all Defaulted Eligible Assets at their face amount from the Trust pursuant to Section 4.4 or (y) Voya orHoldings has failed to pay any amount due under this Agreement, the Trust Expense Reimbursement Agreement or the Notes, by 5:00 p.m. on any Distribution Date (such amounts in clause (x) or (y) above, the “Overdue Amounts”), Voya shall pay to the Trust, in U.S. dollars, the Special Put Option Premium on the earliest of (i) the date on which the Trust is required to distribute any Overdue Amount pursuant to Section 5.8(d) of the Trust Declaration, (ii) the Settlement Date of the exercise of the entire Unexercised Portion after such Distribution Date and (iii) the date on which any Overdue Amount is paid in respect of any amounts payable on the Trust Dissolution Date (the “Special Put Option Premium Payment Date”).

Section 4.3.    Calculation of Put Option Premium.

The Put Option Premium payable on any Distribution Date and any Special Put Option Premium shall be calculated by the Put Option Calculation Agent and such calculation shall be set forth in a certificate delivered by the Put Option Calculation Agent to Voya, with a copy to Holdings, no later than 10:00 a.m. on the Business Day prior to the Distribution Date or Special Put Option Premium Payment Date on which such payment is due. In performing its duties under this Agreement, the Put Option Calculation Agent shall be entitled to all of the protections, exculpations, immunities and rights of the Trustee under the Trust Declaration.

Section 4.4.    Purchase of Defaulted Eligible Assets.

Voya hereby agrees to purchase from the Trust on any Distribution Date any Defaulted Eligible Assets for an amount in cash equal to their face amount.

Exhibit 4.1

ARTICLE V Obligations Absolute

Section 5.1.    Obligations Absolute.

The Trust acknowledges that the obligations of the Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Trust, in equity or at law, including the defense of fraud, any defense based on the failure of Voya or Holdings to disclose any matter, whether or not material, to the Trust or any other Person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance that might otherwise constitute a legal or equitable discharge or defense under any and all circumstances whatsoever. The enforceability and effectiveness of this Agreement and the liability of the Trust, and the rights, remedies, powers and privileges of Voya and Holdings under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

(a)the illegality, invalidity or unenforceability of all or any part of the Trust Declaration;

(b)any action taken by Voya or Holdings or omission to act;
(c)any change in the direct or indirect ownership or control of Voya or Holdings or of any shares or ownership interests thereof; and

(d)any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Trust;

provided, however, that, notwithstanding the provisions of this Section 5.1, the Trust shall have no further obligations hereunder after this Agreement is terminated. The breach of any covenant, representation or warranty made in this Agreement by the Trust shall not result in the termination of the Put Option or limit the rights of Voya hereunder.

Other than as specifically set forth herein, neither the Trust nor the Trustee shall be entitled to receive from Voya or Holdings any certificate, opinion or other document in connection with the exercise of the Put Option.

Section 5.2.    No Waiver.

For the avoidance of doubt, so long as the Put Option has not terminated, no failure or delay by Voya or Holdings in exercising its rights hereunder shall operate as a waiver of its rights hereunder except as specifically provided in this Agreement.

Exhibit 4.1

ARTICLE VI Representations and Warranties

Section 6.1.    Representations of the Trust.

The Trust represents and warrants to Voya and Holdings that, as of the date hereof:

(1)the Trust is duly organized and validly existing under the Statutory Trust Act and has the power and authority to own its assets and to conduct its activities;

(2)its entry into, exercise of its rights and performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject,
(2) any of its constituent documents, or (3) any agreement to which it is a party or which is binding on it or its assets;

(3)it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(4)it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(5)its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(6)it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings would be material in the context of this Agreement;

(7)it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

(8)no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Trust of the transactions contemplated by this Agreement; and

(9)assuming compliance with the transfer restrictions with respect to the Trust Securities specified in the Trust Declaration, the Trust is not required to register with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940.

Section 6.2.    Representations of Voya and Holdings.

Each of Voya and Holdings represents and warrants to the Trust that, as of the date hereof:

(1)it is duly incorporated and validly existing under the laws of its respective jurisdiction of organization and has the corporate power and authority to own its assets and to conduct its activities;

Exhibit 4.1

(2)its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject,
(2) any of its constituent documents, or (3) any agreement to which it is a party or which is binding on it or its assets, which violation (in the case of clause (1) or (3)) would be material relative to the expected benefits to the parties of this Agreement;

(3)it has the corporate power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(4)it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(5)its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”);

(6)it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings would be material relative to the expected benefits to the parties to this Agreement;

(7)it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere other than those that have been duly filed, registered or recorded and are in full force and effect;

(8)no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by it of the transactions contemplated by this Agreement which consent, approval, authorization or order would be material relative to the expected benefits to the parties to this Agreement, and the sale of the Notes to the Trust, pursuant to the terms hereof, need not be registered with the Securities and Exchange Commission under the Securities Act; and

(9)the Notes are duly authorized by Voya for issuance and sale to the Trust pursuant to this Agreement and the Notes Indenture and, when executed, authenticated, issued and delivered as provided in the Notes Indenture and paid for as provided in this Agreement, shall have been duly and validly issued and outstanding and shall constitute valid and legally binding obligations of Voya enforceable against Voya in accordance with their terms, subject to the Enforceability Exceptions; and the guarantee of the Notes by Holdings is duly authorized by Holdings and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Notes Indenture and paid for as provided in this Agreement, shall constitute a valid and legally binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the Enforceability Exceptions, and the Notes and such guarantee shall be entitled to the benefits of the Notes Indenture.

Exhibit 4.1

ARTICLE VII GUARANTEE

Section 7.1.    Holdings Guarantee.

(1)Holdings hereby fully, irrevocably and unconditionally guarantees, jointly and severally, to the Trust the full and punctual performance within applicable grace periods of all obligations of Voya under this Agreement (the “Guaranteed Obligations”). Holdings further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Holdings, and that Holdings will remain bound under this Article VII notwithstanding any extension or renewal of any Guaranteed Obligation.

(2)Holdings waives presentation to, demand of, payment from and protest to Voya of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Holdings waives notice of any default under the Guaranteed Obligations. The obligations of Holdings hereunder shall not be affected by (i) the failure of the Trust to assert any claim or demand or to enforce any right or remedy against Voya or any other Person under this Agreement or otherwise; (ii) any extension or renewal of any thereof; or (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement.

(3)Holdings further agrees that its guarantee under this Article VII constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Trust to any security held for payment of the Guaranteed Obligations.

(4)Except as set forth in Section 7.5, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings in this Article VII shall not be discharged or impaired or otherwise affected by the failure of the Trust to assert any claim or demand or to enforce any remedy under this Agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Holdings or would otherwise operate as a discharge of Holdings as a matter of law or equity.

(5)Holdings further agrees that its guarantee under this Article VII shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Trust upon the bankruptcy or reorganization of Voya or otherwise.

(6)Holdings agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations. Holdings further agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.

(7)Holdings also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trust in enforcing any rights under this Article VII.

(8)Voya agrees that should any other of Voya’s domestic Subsidiaries become a Subsidiary Guarantor under the Notes Indenture, Voya shall promptly cause such Subsidiary

Exhibit 4.1
to guarantee the Guaranteed Obligations on terms substantially similar to the guarantee thereof provided by Holdings under this Article VII.

Section 7.2.    Successors and Assigns.

This Article VII shall be binding upon Holdings and its successors and assigns.

Section 7.3.    No Waiver.

Neither a failure nor a delay on the part of the Trust in exercising any right, power or privilege under this Article VII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trust herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article VII at law, in equity, by statute or otherwise.

Section 7.4.    Modification.

(1)No modification, amendment or waiver of any provision of this Article VII, nor the consent to any departure by Holdings therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trust and such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(2)No notice to or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in the same, similar or other circumstances.

Section 7.5.    Limitation on Liability.

Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by Holdings shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to Holdings, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Exhibit 4.1
ARTICLE VIII Miscellaneous

Section 8.1.    Inconsistency.

If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

Section 8.2.    Binding Effect.

All agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Trust, Voya, Holdings the Notes Trustee, the Put Option Calculation Agent and the Holders of the Trust Securities.

Section 8.3.    Amendments.

This Agreement may be amended by Voya and the Trust with the consent of at least a Majority of Holders and the consent of the Notes Trustee if the amendment affects the rights, duties or immunities of the Notes Trustee under this Agreement or otherwise, except that the unanimous consent of the Holders of the Trust Securities is required for any change in the payment terms of this Agreement. Notwithstanding the foregoing, no such consent of Holders shall be required for any amendment to this Agreement (a) to cure any ambiguity or correct any mistake or conform the terms of this Agreement to the description thereof in the Offering Memorandum, (b) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or the Trust Declaration or
(3)to make any other change that may in the reasonable judgment of Voya be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or Tax Event, provided that such change would not change the timing or amount of any distribution to the Holders of the Trust Securities or the U.S. federal income tax treatment of the Trust Securities as indebtedness of Voya, either held directly or held through the Trust and would not otherwise reasonably be expected to have a material adverse effect on Holders.

Section 8.4.    Assignment.

None of the Trust, Voya or Holdings may assign its rights or obligations under this Agreement to any other Person, except that Voya and Holdings shall assign its respective rights and obligations under this Agreement to any Person to whom it assigns its respective rights and obligations under the Notes Indenture, which Person shall assume all of such rights and obligations under this Agreement either by operation of law or by express agreement. Any purported assignment in violation of this Section 8.4 shall be void. For the avoidance of doubt, this Agreement does not prohibit Voya or Holdings from entering into a merger, consolidation or sale of all or substantially all of its assets.

Section 8.5.    Notices.

(a)Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by facsimile transmission (confirmed by mail), by registered or certified mail, by nationally recognized overnight courier or by Email, addressed as follows:

Exhibit 4.1
If to Voya at:

Voya Financial, Inc. 230 Park Avenue
New York, New York 10169
Attention: Trevor Ogle, Deputy General Counsel, Securities and Capital Markets Telephone: (212) 309-8245
Email: trevor.ogle@voya.com
If to Holdings at:

Voya Holdings Inc.
c/o Voya Financial, Inc. 230 Park Avenue
New York, New York 10169 Attention: Trevor Ogle Telephone: [***]
Email: [***]

If to the Trust at:

Peachtree Corners Funding Trust
c/o U.S. Bank National Association, as Trustee 300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services Telephone: (302) 576-3704
Facsimile: (302) 576-3717 Email: [***]

If to the Put Option Calculation Agent at:

U.S. Bank National Association 300 Delaware Avenue, 9th Floor Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services Telephone: (302) 576-3704
Facsimile: (302) 576-3717 Email: [***]

If to the Notes Trustee at:

U.S. Bank National Association One Federal Street, 3rd Floor Boston, Massachusetts 02210 Attention: David J. Ganss Telephone: [***]
Facsimile: [***]
Email: [***]

(b)Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt (in writing or orally), if delivered by facsimile transmission or email; on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier.

Exhibit 4.1

(c)Any party hereto may change its address, facsimile number, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 8.5.

(d)The Notes Trustee agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Notes Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Notes Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. Subject to the standard of care applicable to the Notes Trustee under the Notes Indenture, the party providing instructions or directions by unsecured email, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Trustee, including, without limitation, the risk of the Notes Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 8.6.    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 8.7.    Jurisdiction.

Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or in connection with or based upon this Agreement (“Proceedings”) may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America; waives, to the extent it may effectively do so, any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Trust has designated and appointed Corporation Service Company (or any successor corporation) as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at Corporation Service Company, 1180 Avenue of the Americas, New York, New York, 10036 (or at such other address in the Borough of Manhattan, The City of New York, New York, United States of America, as the Trust may designate by written notice to Voya, the Notes Trustee and the Put Option Calculation Agent), shall be taken and held to be valid personal service upon the Trust, whether or not the Trust shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. The Trust agrees to take all action as may be necessary to

Exhibit 4.1

continue the designation and appointment of Corporation Service Company or any successor corporation in full force and effect so that the Trust shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America. Each of the parties hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any Proceeding. The provisions of this Section 8.7 are intended to be effective upon the execution of this Agreement without any further action by any of the parties and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

Section 8.8.    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 8.9.    Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Trust’s, Voya’s, Holdings’, the Note Trustee’s and the Put Option Calculation Agent’s rights, immunities and privileges shall be enforceable to the fullest extent permitted by law, provided that, if the omission of such provision would alter the fundamental expectations of the parties hereto (including, in particular, Voya’s expectation of its ability to rely on the obligations of the Trust under this Agreement as a source of liquid assets to Voya in any and all circumstances), such provision shall not be severable.

Section 8.10. Limitation of Liability.

It is expressly understood that (i) this Agreement is executed and delivered by U.S. Bank National Association as Trustee, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Declaration,
(2)each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by U.S. Bank National Association but is made and intended for the purpose for binding only the Trust, and
(3)under no circumstances shall U.S. Bank National Association, as Trustee, or U.S. Bank Trust National Association, as Delaware Trustee of the Trust, be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other document.

Exhibit 4.1

Section 8.11. The Notes Trustee.

(a)In entering into and performing its duties under this Agreement as Notes Trustee,
U.S. Bank National Association is acting in its capacity as Notes Trustee under the Notes Indenture and shall be entitled to all of the exculpations, protections, immunities and standard of care available to it thereunder. Without limiting the foregoing, the Notes Trustee (i) may conclusively rely and shall be protected in acting upon any Put Notice or Automatic Exercise Notice believed by it to be genuine and to have been signed or presented by the proper party or parties and may conclusively rely on the truth and correctness of any statement contained therein, including, without limitation, as to the proper principal amount of Notes to be authenticated and delivered, (ii) in authenticating and delivering any Notes hereunder, shall not be responsible for determining whether the related Notes Purchase Price has been delivered by the Trust to Voya or whether the Notes Purchase Price, when so delivered, is in the proper amount, (iii) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Notes Trustee, (iv) shall not be charged with notice or knowledge of an Automatic Exercise Event unless notified of such event under Section 3.2, and (v) shall not be deemed to owe any fiduciary duty to the holders of the Trust Securities.

(b)The Notes Trustee shall not be responsible for making any calculation with respect to any matter under this Agreement and shall have no duty to monitor or investigate Voya’s, Holdings’ or the Trust’s compliance with any representation, warranty, covenant, or agreement made by either of them under this Agreement or any other agreement relating hereto.

(c)In connection with its duties and obligations hereunder, in no event shall the Notes Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Notes Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)Except as otherwise provided in this Agreement, the Notes Trustee shall not be liable for any losses or damages arising as the result of the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption or any other circumstance beyond its control that makes it impossible (other than as a result of its own misconduct) for it to perform any obligation or to comply with any other provision of this Agreement, provided that any fault or failure in the internal computer, communications or other systems maintained without negligence by or on behalf of the Notes Trustee that continues for more than 48 hours without being remedied (whether by causing such fault or failure to cease to exist or by utilizing alternative systems that permit the Notes Trustee to comply with its obligations hereunder) shall not be deemed to be beyond the control of the Notes Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Put Option Agreement to be duly executed as of the day and year first above written.

PEACHTREE CORNERS FUNDING TRUST

By: U.S. BANK NATIONAL ASSOCIATION, not
in its individual capacity but solely as Trustee

By         /s/ Nicole Poole     Name: Nicole Poole

Exhibit 4.1
Title: Vice President

VOYA FINANCIAL, INC.

By         /s/ Alain M. Karaoglan     Name: Alain M. Karaoglan
Title: Executive Vice President and
Chief Operating Officer

By         /s/ Ewout L. Steenbergen     Name: Ewout L. Steenbergen
Title: Executive Vice President and
Chief Financial Officer

VOYA HOLDINGS INC.

By         /s/ Alain M. Karaoglan     Name: Alain M. Karaoglan
Title: Executive Vice President and
Chief Operating Officer

By         /s/ Ewout L. Steenbergen     Name: Ewout L. Steenbergen
Title: Executive Vice President and
Chief Financial Officer
U.S. BANK NATJONAL ASSOCIATION,
as Put Option Calculation Agent

By         /s/ Nicole Poole     Name: Nicole Poole
    Title: Vice President
U.S. BANK NATIONAL ASSOCIATION,
as Notes Trustee

By         /s/ David J. Ganss     Name: David J. Ganss
Title: Vice President

Exhibit 4.1

ANNEX A FORM OF PUT NOTICE

To:    Peachtree Corners Funding Trust
c/o U.S. Bank National Association, as Trustee 300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services Telephone: [***]
Facsimile: [***]

To:    U.S. Bank National Association,
As Trustee under the Indenture Relating to the Notes Referred to Below One Federal Street, 3rd Floor
Boston, Massachusetts 02210 Attention: David J. Ganss Telephone: [***]
Facsimile: [***]

Date:

Re:    Notice of Exercise of Option to Put Voya Financial, Inc. 3.976% Senior Notes due 2025, fully and unconditionally guaranteed by Voya Holdings Inc. (the “Notes”) under the Put Option Agreement

Ladies and Gentlemen:

We refer to the Put Option Agreement, dated as of March 17, 2015 (the “Put Option Agreement”), among Voya Financial, Inc., Voya Holdings Inc., Peachtree Corners Funding Trust, U.S. Bank National Association, as put option calculation agent, and U.S. Bank National Association, as Notes Trustee. Terms defined therein shall have the same respective meanings herein.

This notice is a Put Notice for the purposes of Section 3.1 of the Put Option Agreement
[and the exercise of the Put Option pursuant to this Put Notice is a Mandatory Exercise.]1 The Designated Amount with respect to this exercise shall be $    .2
The Settlement Date with respect to this exercise shall be     .3

1    To include if applicable.
2    Must be an integral multiple of $100,000,000; must equal the entire remaining Unexercised Portion in the case of a Mandatory Exercise.

Exhibit 4.1

We hereby direct Peachtree Corners Funding Trust and U.S. Bank National Association, as trustee thereof (the “Trustee”), to deliver the Notes Purchase Price as provided in Article III of the Put Option Agreement, to the following account:     .

We hereby instruct U.S. Bank National Association, as trustee under the Indenture, dated as of July 13, 2012, among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee, as supplemented by the Fourth Supplemental Indenture thereto, dated as of March 17, 2015, among such parties (such Indenture, as so supplemented, the “Notes Indenture”) to authenticate, in the manner provided by the Notes Indenture, an aggregate principal amount of Notes equal to the Designated Amount, heretofore duly executed by the proper officers of Voya and delivered to the Notes Trustee as provided in the Notes Indenture, and to deliver said authenticated Notes to or upon the order of the Trustee, prior to 3:00 p.m., New York City time, on the Settlement Date.

Yours faithfully,

VOYA FINANCIAL, INC.4

By:          Name:
Title:

By:

Name: Title:
cc:	U.S. Bank National Association 300 Delaware Avenue, 9th Floor Wilmington, Delaware 19801 EX-DE-WDAW Attention: Corporate Trust Services Telephone: [***] Facsimile: [***]
cc:	Voya Holdings Inc. c/o Voya Financial, Inc. 230 Park Avenue New York, New York 10169 Attention: Trevor Ogle Telephone: [***] Facsimile: [***]

3    Must be a Business Day prior to the Trust Dissolution Date and at least two Business Days after the date this Put Notice is received by the Trustee and the Notes Trustee, or in the case of a Mandatory Exercise, the second Business Day after the date this Put Notice is received by the Trustee and the Notes Trustee.
4    To be signed by any two of the following: Voya Financial’s Chairman of the Board, any Vice Chair of the Board, the CEO, the President, the CFO, any Vice President, the Treasurer, the Secretary or the Controller.

Exhibit 4.1
ANNEX B
FORM OF WAIVER OF ONE-TIME UNWIND

To:    Peachtree Corners Funding Trust
c/o U.S. Bank National Association, as Trustee 300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services Telephone: [***]
Facsimile: [***]

To:    U.S. Bank National Association,
As Trustee under the Indenture Relating to the Notes Referred to Below One Federal Street, 3rd Floor
Boston, Massachusetts 02210 Attention: David J. Ganss

Date:

Re:    Notice of Waiver of the One-Time Unwind under the Put Option Agreement Ladies and Gentlemen:
We hereby irrevocably waive our right to exercise the One-Time Unwind, as defined in and pursuant to the Put Option Agreement, dated as of March 17, 2015, among Voya Financial, Inc., Voya Holdings Inc., Peachtree Corners Funding Trust, U.S. Bank National Association, as put option calculation agent, and U.S. Bank National Association, as Notes Trustee.

Yours faithfully,

VOYA FINANCIAL, INC.

By          Name:
Title:

cc:    U.S. Bank National Association 300 Delaware Avenue, 9th Floor Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services
Telephone: [***]
Facsimile: [***]

cc:    Voya Holdings Inc.
c/o Voya Financial, Inc. 230 Park Avenue
New York, New York 10169 Attention: Trevor Ogle Telephone: [***]
Email: [***]

Exhibit 4.1
ANNEX C
FORM OF NOTICE OF ONE-TIME UNWIND

To:    Peachtree Corners Funding Trust
c/o U.S. Bank National Association, as Trustee 300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services Telephone: [***]
Facsimile: [***]

To:    U.S. Bank National Association,
As Trustee under the Indenture Relating to the Notes Referred to Below One Federal Street, 3rd Floor
Boston, Massachusetts 02210 Attention: David J. Ganss

Date:

Re:    Notice of Exercise of the One-Time Unwind under the Put Option Agreement Ladies and Gentlemen:
We refer to the Put Option Agreement, dated as of March 17, 2015 (the “Put Option Agreement”), among Voya Financial, Inc. (“Voya”), Voya Holdings Inc., Peachtree Corners Funding Trust, U.S. Bank National Association, as Put Option Calculation Agent, and U.S. Bank National Association, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Put Option Agreement.

Pursuant to Section 2.2 of the Put Option Agreement, we hereby exercise the One-Time Unwind. The One-Time Unwind Settlement Date shall be     .5 We hereby direct U.S. Bank National Association, as trustee of Peachtree Corners Funding Trust, to deliver all outstanding 3.976% Senior Notes due 2025 issued by Voya, fully and unconditionally guaranteed by Voya Holdings Inc. (the “Notes”) to U.S. Bank National Association, as Notes Trustee, on the One-Time Unwind Settlement Date upon receipt of the Eligible Assets.

We hereby instruct U.S. Bank National Association, as trustee under the Indenture, dated as of July 13, 2012, among Voya, Holdings and U.S. Bank National Association, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of March 17, 2015, to cancel the Notes on the One-Time Unwind Settlement Date upon receipt.

5    Must be at least five Business Days after the date this notice is delivered to the Trustee and the Notes Trustee.

Exhibit 4.1

We are delivering herewith duly executed new Notes, such notes to be authenticated and delivered in accordance with the Company Order delivered to the Notes Trustee on
March 17, 2015.

Yours faithfully,

VOYA FINANCIAL, INC.6

By:          Name:
Title:

By:

Name: Title:
cc:	U.S. Bank National Association 300 Delaware Avenue, 9th Floor Wilmington, Delaware 19801 EX-DE-WDAW Attention: Corporate Trust Services Telephone: [***] Facsimile: [***]
cc:	Voya Holdings Inc. c/o Voya Financial, Inc. 230 Park Avenue New York, New York 10169 Attention: Trevor Ogle Telephone: [***] Email: [***]

6    To be signed by any two of the following: Voya Financial’s Chairman of the Board, any Vice Chair of the Board, the CEO, the President, the CFO, any Vice President, the Treasurer, the Secretary or the Controller.

Exhibit 4.1
ANNEX D
FORM OF AUTOMATIC EXERCISE NOTICE

To:    U.S. Bank National Association,
As Trustee under the Indenture Relating to the Notes Referred to Below One Federal Street, 3rd Floor
Boston, Massachusetts 02210 Attention: David J. Ganss

[To:    Voya Financial, Inc.
230 Park Avenue
New York, New York 10169
Attention: Trevor Ogle, Deputy General Counsel, Securities and Capital Markets Telephone: [***]
Email: [***]

To:    Peachtree Corners Funding Trust
c/o U.S. Bank National Association, as Trustee 300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801 EX-DE-WDAW
Attention: Corporate Trust Services Telephone: [***]
Facsimile: [***]7

Date:

Re:    Notice of Automatic Exercise Event under the Put Option Agreement Ladies and Gentlemen:
We refer to the Put Option Agreement, dated as of March 17, 2015 (the “Put Option Agreement”), among Voya Financial, Inc. (“Voya”), Voya Holdings Inc., Peachtree Corners Funding Trust, U.S. Bank National Association, as Put Option Calculation Agent, and U.S. Bank National Association, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Put Option Agreement.

[If delivered by the Trust: An Automatic Exercise Event as set forth in clause (i) of the definition thereof has occurred; therefore, the entire Unexercised Portion of the Put Option (which is $    ) is automatically exercised pursuant to Section 3.2 of the Put Option Agreement and the Settlement Date shall occur on [insert second Business Day following receipt of this notice by the Notes Trustee], unless otherwise determined pursuant to Section 3.2(b) of the Put Option Agreement.

7    Include the parties other than the undersigned.

Exhibit 4.1

[If delivered by Voya: A Bankruptcy Event in respect of Voya has occurred. The Settlement Date for the related Automatic Exercise will be determined pursuant to Section 3.2(b) of the Put Option Agreement [and the entire Unexercised Portion of the Put Option (which is
$    ) is automatically exercised pursuant to said Section 3.2(b)]8.]

Yours faithfully,

[PEACHTREE CORNERS FUNDING TRUST,
by U.S. Bank National Association, as Trustee] [VOYA FINANCIAL, INC.]

By

Name: Title:
cc:	U.S. Bank National Association 300 Delaware Avenue, 9th Floor Wilmington, Delaware 19801 EX-DE-WDAW Attention: Corporate Trust Services Telephone: [***] Facsimile: [***]
cc:	Voya Holdings Inc. c/o Voya Financial, Inc. 230 Park Avenue New York, New York 10169 Attention: Trevor Ogle Telephone: [***] Email: [***]

8    To include if the Put Option was not automatically exercised in full previously.